Exhibit 99.B(d)(9)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Weiss, Peck & Greer Investments,
a division of Robeco USA, L.L.C.

As of October 9, 2003

as amended              , 2004

SEI TAX EXEMPT TRUST

Short Duration Municipal Fund

California Tax Exempt Fund

Tax Free Fund

Institutional Tax Free Fund

Pennsylvania Tax Free Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Weiss, Peck & Greer Investments,
a division of Robeco USA, L.L.C.

As of October 9, 2003

as amended              , 2004

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Tax Exempt Trust

Short Duration Municipal Fund

California Tax Exempt Fund

Tax Free Fund

Institutional Tax Free Fund

Pennsylvania Tax Free Fund

Agreed and Accepted:

SEI Investments Management Corporation	Weiss, Peck & Greer Investments, a division of Robeco USA, L.L.C.

By:	By:

Name:	Name:

Title:	Title: